SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 10, 2004

                                   AXONYX INC.
             (Exact name of Registrant as Specified in its Charter)

             Nevada                     000-25571                 86-0883978
(State or Other Jurisdiction    (Commission file Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

   500 Seventh Avenue, 10th Floor, New York, New York             10018
        (Address of Principal Executive Offices)                (Zip Code)

        Registrant's telephone number, including area code (212) 645-7704

Item 5.  Other Events

Axonyx Inc. (the "Company") today announced that its Board of Directors (the "Board"), concerning the issue of repricing of stock options pursuant to the Company's Second Amended and Restated 2000 Stock Option Plan (the "Plan"), has resolved to deny itself and its Compensation Committee (the "Committee") the flexibility to reprice any options granted pursuant to the Plan. The Board has publicly committed that there will be no repricing of stock options granted pursuant to the Plan and that neither the Board nor the Committee will otherwise avail itself of the powers to modify stock options in that respect pursuant to
Section 7(a) of the Plan. The Company has no history of repricing stock options granted pursuant to any equity compensation or incentive plan and has no intention of repricing stock options in the future.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of June, 2004.

                                          AXONYX INC.


                                          By: /s/ S. COLIN NEILL
                                              ------------------------------
                                              Name:  S. Colin Neill
                                              Title: Chief Financial Officer


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